SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

ADOLPH COORS COMPANY

Pursuant to the provisions of the Colorado Business Corporation Act (the "Act"), the undersigned corporation adopts the following Second Amended and Restated Articles of Incorporation. These articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the first Amended and Restated Articles of Incorporation and all amendments thereto.

FIRST:	The name of the Corporation is Adolph Coors Company.

SECOND:	The following Second Amended and Restated Articles of
Incorporation were adopted on May 17, 2001. The Second Amended and Restated Articles of Incorporation were adopted by a vote of the shareholders. The number of shares voted for the Second Amended and Restated Articles of Incorporation was sufficient for approval.

THIRD:	The Articles of Incorporation shall be amended to read in their entirety as follows:

ARTICLE I

Name

	The name of the Corporation is Adolph Coors Company.

ARTICLE II

Duration

The Corporation shall have perpetual existence.

ARTICLE III

Purposes and Powers

(a)	The Corporation is organized for the purposes of engaging in lawful acts and activities for which corporations may be organized under the laws of the state of Colorado.

(b)	Without limitation and in furtherance of the purposes set forth above, the Corporation shall have and may exercise any and all of the rights, powers and privileges now or hereafter conferred upon corporations organized under and pursuant to the laws of the state of Colorado, including the following powers:

(1)	To acquire by purchase, exchange, lease, or otherwise,
and to hold, mortgage, pledge, hypothecate, exchange, sell, invest in and dispose of, alone, or in syndicates, or otherwise in conjunction with others, real and personal property of every kind and character, of whatsoever nature and wheresoever situate, and any interests therein.

(2)	To acquire by purchase, exchange, or otherwise, all or
any part of, or interests in, the properties, assets, business, goodwill of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which corporations may now or hereafter be organized under the laws of the state of Colorado.

(3)	To borrow or raise money without limit as to amounts; to
contract for, perform, and provide for the performance of services in any nature which a corporation may lawfully perform; to act as a dealer for the sale of, to enter into underwriting agreements with respect to, to grant options with respect to, and to contract for the disposition of, or otherwise dispose of, the Corporation's stocks, bonds, and other securities.

(4)	To invest and deal with the funds of the Corporation in
any legal manner, and to acquire by purchase of otherwise the stocks, bonds, notes, debentures and other securities and obligations of any corporation, association, partnership or government, and while the owner of any such securities or obligations, to exercise all the rights, powers and privileges of ownership, including, among other things, the right to vote thereon for any and all purposes.

(5)	To do everything necessary, proper, advisable, or
convenient for the accomplishment of the Corporation's purposes and all other things incidental thereto or connected therewith so long as the same shall not be prohibited by law or by these Articles of Incorporation.

ARTICLE IV

Capital; Shareholders

	(a)	Authorized Capital.  The aggregate number of shares of Capital
Stock which the Corporation shall have authority to issue is 226,260,000, said shares to consist of the following:

	(1)	1,260,000 shares of Class A Common Stock (Voting),
without par value ("Class A Stock");

	(2)	200,000,000 shares of Class B Common Stock (Non-Voting),
without par value ("Class B Stock"); and

	(3)	25,000,000 shares of Preferred Stock, without par value
("Preferred Stock").

(b)	Shares Fully Paid and Nonassessable.  All shares of Class A
Stock, all shares of Class B Stock and all of shares of Preferred Stock issued by the Corporation shall be fully paid and nonassessable.

	(c)	Rights of Common Stock.  The relative rights, privileges and limitations of the shares of each class of Common Stock are as follows:

	(1)	The Class A Stock and Class B Stock shall be identical in
all respects, share for share, except with respect to the right to vote. The right to vote for the election of directors and for all other purposes shall be vested exclusively in the holders of Class A Stock. The holders of Class B Stock shall not have the right to vote at or receive any notice of meetings of shareholders except where applicable provisions of the Act or these Articles of Incorporation entitle holders of Class B Stock to vote. On any matter on which the Act or these Articles of Incorporation so entitle holders of Class B Stock to vote because the matter requires the vote of holders of both Class A Stock and Class B Stock, the holders of Class A Stock and
Class B Stock shall vote as separate classes. In addition, the holders of Class A Stock and Class B Stock shall have the right to and shall vote, as separate classes, on any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company on which the Colorado Corporation Code requires approval by holders of Class A Stock.

	(2)	The holders of Class A Stock and the holders of Class B
Stock shall be entitled to receive such dividends as shall be declared from time to time by the Board of Directors (the "Board") out of funds legally available therefor, except that so long as any shares of Class B Stock are outstanding, no dividends shall be declared or paid on any Class A Stock unless at the same time there shall be declared or paid, as the case may be, a dividend on Class B Stock in an amount per share equal to the amount per share of the dividend declared or paid on the Class A Stock.

	(3)	The Board may declare and distribute dividends to the
holders of Class A Stock and the holders of Class B Stock in the form of shares of Common Stock of the Corporation. Dividends payable in Common Stock to the holders of Class A Stock may be made in authorized and unissued shares of Class A Stock or in authorized and unissued shares of Class B Stock as the Board determines. Dividends payable in Common Stock to the holders of Class B Stock may be made in authorized and unissued shares of Class B Stock.

	(4)	Notwithstanding subparagraph (c)(1) of this Article IV,
at any time when, and for so long as, the Corporation has no shares of Class A Stock outstanding, the Class B Stock shall automatically, without further action by the Board or shareholders, be converted into voting stock and shall have the right to vote for the election of directors and for all other purposes, and all references in these Articles of Incorporation to required votes of the Class A Stock shall be deemed to refer to the Class B Stock. At such time as the Corporation reissues one or more shares of Class A Stock, the voting rights of the Class B Stock shall be as set forth in subparagraph
(c)(1) of this Article IV and not in this subparagraph (c)(5).

	(d)	Rights of Preferred Stock. The Board is authorized, subject to limitations prescribed by law and to the provisions of this Article IV, to provide for the issuance of shares of Preferred Stock in series and, by filing articles of amendment pursuant to the Act (a "Statement of Designations"), to establish the number of shares of Preferred Stock of each series. The authority of the Board with respect to each series shall, to the extent allowed by the Act, but subject to the qualifications, limitations and restrictions set forth in this Article IV, include, without limitation, the authority to establish and fix the following:

	(1)	The number of shares initially constituting such series
and the distinctive designation of such series;

	(2)	Whether such series shall have any dividend rights, and,
if so, the dividend rate on the shares of such series, the time of payment of such dividends, whether such dividends are cumulative and the date from which any dividends shall be cumulative;

	(3)	Whether any of the shares of such series shall be
redeemable, and, if so, the price (or method of determining the price) at which and the terms and conditions upon which such shares shall be redeemable;

	(4)	Whether such series shall have a sinking fund or reserve
account for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund or reserve account;

	(5)	The rights of the shares of such series upon the
voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

	(6)	Subject to subparagraph (d)(iv) of this Article IV, the
terms of voting rights of shares of that series; and

	(7)	Whether such series shall have conversion privileges,
and, if so, the terms and conditions of such conversion privileges including provisions, if any, for adjustment of the conversion rate and for payment of additional amounts by holders of shares of that series upon exercise of such conversion privileges.

	The Board is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock, but, unless otherwise specified in the Statement of Designations, in all other respects the shares of each series shall be of equal rank with each other regardless of series. Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, unless otherwise specified in the Statement of Designations, the Board may at any time thereafter authorize the issuance of additional shares of the same series or may reduce (but not below the number of shares then outstanding) the number of shares constituting such series. In case the number of shares of Preferred Stock is reduced, the shares representing such decrease shall, unless otherwise specified in the Statement of Designations, be restored to the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of any other series of Preferred Stock.

	Any of the terms of a series of Preferred Stock may be made dependent upon facts ascertainable outside of these Articles of Incorporation and the Statement of Designations creating the series, provided that the manner in which such facts shall operate upon such series is clearly and expressly set forth in these Articles of Incorporation or in the Statement of Designations.

		(i)	Dividend Rights.  A Statement of Designations may
prescribe such dividend rights, if any, for a series of Preferred
Stock as the Board shall determine. So long as any shares of Preferred Stock are outstanding, no dividends or other distributions (other than dividends or distributions payable in shares of Common
Stock or any other class of stock ranking junior to the Preferred
Stock as to dividends or upon liquidation) shall be declared or paid or set aside for payment upon the Common Stock or upon any other class of stock ranking junior to the Preferred Stock as to dividends or upon liquidation, unless all dividends payable to holders of each series of outstanding Preferred Stock for its current dividend period, and in the case of cumulative dividends all past dividend periods have been paid, are being paid or have been set aside for payment, in accordance with the terms of the applicable Statement of Designations. In addition, the Corporation shall not redeem, purchase, or otherwise acquire for any consideration any Common Stock or any other class of stock ranking junior to the Preferred Stock as to dividends or upon liquidation, unless all dividends payable to holders of each series of outstanding Preferred Stock for its current dividend period, and in the case of cumulative dividends all past dividend periods, have been paid, are being paid or have been set aside for payment, in accordance with the terms of the applicable Statement of Designations.

		(ii)	Redemption.  A Statement of Designations may
prescribe such redemption rights and obligations and sinking fund provisions, if any, with respect to a series of Preferred Stock as the Board shall determine. Except as otherwise specified in the Statement of Designations, shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased or otherwise acquired by the Corporation or which, if convertible, have been converted into shares of stock of the Corporation of any other class or classes, shall be restored to the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of any other series of Preferred Stock.

		(iii)	Rights on Liquidation.  A Statement of Designations
shall prescribe such rights on liquidation or dissolution of the Corporation (whether voluntary or involuntary) with respect to a series of Preferred Stock as the Board shall determine, provided that, without limitation, the voluntary sale, lease, exchange or transfer (for each, securities or other consideration) of all or substantially all of the Corporation's property or assets to, or its consolidation or merger with, any other corporation or corporations shall not be deemed to be a liquidation or dissolution or winding up of the Corporation, voluntary or involuntary.

		(iv)	Voting Rights. No series of Preferred Stock shall
be granted the right to vote on any matter, except as required by the Act. As to those matters upon which the Preferred Stock is granted the right to vote by the Act, a Statement of Designations may designate the terms upon which the Preferred Stock is to vote, including the number of votes each share of the Preferred Stock shall be entitled to, and whether a series of Preferred Stock shall vote as a separate class or with any other series of the Preferred Stock or with any class or series of the Common Stock.

		(v)	Conversion Rights.  A Statement of Designations may
provide such rights, if any, for the holders of a series of Preferred
Stock to convert their shares into any other class or series of stock at such price or prices or at such rates of exchange and with such adjustments as the Board shall determine. Except as otherwise specified in the Statement of Designations, shares of Preferred Stock of any series that have been so converted shall be restored to the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of any other series of Preferred Stock.

(e)	Vote Required.  Except as otherwise required by law or provided in these Articles of Incorporation, any action that, but for this sentence, would require the vote of two-thirds of the votes entitled to be cast on such action, shall require only the approval of a majority of the voting power of the votes to be cast on that action.

ARTICLE V

No Preemptive Rights

No shareholder of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the Corporation, issued or sold, nor any right of subscriptions to any shares other than such right, if any, and at such price as the Board, in its discretion from time to time may determine, pursuant to the authority thereby conferred by the Articles of Incorporation, and the Board may issue shares of the Corporation or obligations of the Corporation convertible into shares without offering such issue, either in whole or in part, to the shareholders of the Corporation. The Board may issue stock options to directors, officers, and employees in accordance with applicable law and without first offering such options to shareholders of the Corporation, and no shareholder shall have any preemptive right in, or preemptive right to subscribe to, any such options or the underlying shares issued pursuant to such options.

ARTICLE VI

No Cumulative Voting

Cumulative voting shall not be allowed in the election of directors or for any other purpose.

ARTICLE VII

Registered Office and Agent

	The address of the Corporation's registered office in the state of Colorado is at 12th and East Streets in Golden, Colorado 80401. The name of the Corporation's registered agent at such address is M. Caroline Turner.

ARTICLE VIII

Board of Directors

(a)	General.  The affairs of the Corporation shall be governed by a
Board of not less than three (3) directors. Subject to such limitation, the number of directors, and the method by which the directors shall be elected shall be set forth in the Bylaws of the Corporation.

(b)	Vacancies.  Any vacancies on the Board, however occurring,
shall be filled by the holders of Class A Stock or the directors elected by holders of Class A Stock.

(c) Removal. Any director may be removed, with or without cause by the vote of the holders of Class A Stock.

ARTICLE VIII

Limitation on Liability

	To the fullest extent permitted by the Act, as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Act relating to any unlawful distribution; or
(iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Act as so amended. Any repeal or modification of this Article VIII by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

Indemnification

	Each person who is or was a director or officer of the Corporation, and each such person who is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the fullest extent permitted from time to time by the Act or any other applicable laws as presently or hereafter in effect. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this
Article IX. No amendment or repeal of this Article IX shall adversely affect any right or protection existing hereunder or pursuant hereto immediately prior to such amendment or repeal.

ARTICLE X

Bylaws

	The Board shall be vested with the power to alter, amend, or repeal the Bylaws and to adopt new Bylaws. The Corporation may, in its Bylaws or otherwise, impose restrictions on the transfer of its shares.

	IN WITNESS WHEREOF, Adolph Coors Company has caused these Second Amended and Restated Articles of Incorporation to be duly executed as of the 17th day of May, 2001.

							ADOLPH COORS COMPANY

							By:  /s/ M. Caroline Turner
Name: M. Caroline Turner
							Title:    Vice President